Exhibit 32.2

Section 906 Certification

I, John R. Murphy, Executive Vice President - Finance and Chief Financial Officer of Accuride Corporation, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, that (i) the attached Annual Report on Form 10-K of Accuride Corporation for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K Report for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ John R. Murphy	Dated:	March 17, 2004
John R. Murphy
Executive Vice President - Finance and Chief Financial Officer